EXHIBIT 10(g)
Schedule of Certain Executive Officers who are Parties
to the Severance Pay Agreements in the Forms Attached
as Exhibit 10(b) to the Company’s Quarterly Report on Form 10-Q
For the Period Ended June 30, 1997
Form A of Severance Pay Agreement
Christopher M. Connor
Form B of Severance Pay Agreement
John L. Ault
Sean P. Hennessy
Thomas E. Hopkins
Conway G. Ivy
Timothy A. Knight
John G. Morikis
Thomas W. Seitz
Louis E. Stellato
Robert J. Wells